Execution Version THIRD SUPPLEMENTAL INDENTURE TO INDENTURE Dated as of November [], 2023 WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee, [___________], as Collateral Agent, and The Guarantors (as defined herein) signatory hereto Series A-1 Senior Convertible Note Due 2025 Series B-1 Senior Convertible Note Due 2025

FISKER INC. THIRD SUPPLEMENTAL INDENTURE TO INDENTURE DATED JULY 11, 2023 Series A-1 Senior Convertible Note Due 2025 Series B-1 Senior Convertible Note Due 2025 THIRD SUPPLEMENTAL INDENTURE, dated as of November [ ], 2023 (this “Third Supplemental Indenture”), by and among FISKER INC., a Delaware corporation (the “Company”), [__________] (“Collateral Agent”), the Guarantors (as defined below), and WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee (the “Trustee”). RECITALS A. The Company filed a registration statement on Form S-3 on December 23, 2021 (File Number 333-261875) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) and the Registration Statement has been declared effective by the SEC on January 4, 2022. B. The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of July 11, 2023 (the “Base Indenture”), the First Supplemental Indenture dated July 11, 2023 (the “First Supplemental Indenture”) and the Second Supplemental Indenture dated September 29, 2023 (the “Second Supplemental Indenture” and, collectively with the Base Indenture and the First Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of Securities (as defined in the Indenture) by the Company. C. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). D. Section 2 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture. E. Section 9.01 of the Indenture provides that, without the consent of the Holders, for the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Section 2 of the Indenture. F. In accordance with that certain Securities Purchase Agreement, dated July 10, 2023, as amended by that certain Amendment No. 1 to Securities Purchase Agreement dated as of September 29, 2023 (as so amended, the “Securities Purchase Agreement”), by and among the Company and the investors party thereto, at the applicable Closing (as defined in the Securities Purchase Agreement) the Company sold $510,000,000 in original aggregate principal amount of Notes.

G. The parties hereby desire to supplement the Indenture pursuant to this Third Supplemental Indenture to set forth the terms and conditions of the Security Documents (defined below). NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities of such series, as follows: ARTICLE I RELATION TO INDENTURE; DEFINITIONS Section 1.1. RELATION TO INDENTURE. This Third Supplemental Indenture constitutes an integral part of the Indenture. Section 1.2. DEFINITIONS. For all purposes of this Third Supplemental Indenture: (a) Capitalized terms used herein without definition shall have the meanings specified in the Indenture or in the Notes, as applicable; (b) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Third Supplemental Indenture; and (c) The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Third Supplemental Indenture. ARTICLE II GUARANTY; PLEDGE AND GRANT OF SECURITY INTERESTS Section 2.1. GUARANTY. The obligations under the Transaction Documents will be guaranteed by the direct and indirect subsidiaries of the Company set forth on Schedule 2.1 hereto (collectively, the “Guarantors”), as evidenced by a guaranty to be entered into by the Guarantors in favor of the Collateral Agent (the “Guaranty”). Section 2.2. SECURITY. The Notes shall be secured by a first priority perfected security interest in substantially all of the existing and future assets of the Company and the Guarantors, including a pledge of all of the share capital in each of the Guarantors, as evidenced by a pledge agreement in the form attached hereto as Exhibit A (the “Pledge Agreement and together with a security agreement by and among the Company, the Collateral Agent and the Guarantors, this Third Supplemental Indenture and such other security documents and agreements from time to time entered into by the Company or its Subsidiaries in favor of the Collateral Agent to secure the obligations under the Transaction Documents, as each may be amended, restated, supplemented or otherwise modified from time to time, collectively, the “Security Documents”).

Section 2.3. COLLATERAL AGENT. [_________] shall initially be the collateral agent hereunder and under the other Security Documents (in such capacity, the “Collateral Agent”), and (ii) each holder of Notes (each, an “Investor”), by accepting such Notes, shall be deemed to have authorized the Collateral Agent (and its officers, directors, employees and agents) to take such action on such Investor’s behalf in accordance with the terms of the Transaction Documents. The Collateral Agent shall not have, by reason hereof or any of the other Security Documents, a fiduciary relationship in respect of any Investor. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall have any liability to any Investor for any action taken or omitted to be taken in connection hereof or any other Security Document except to the extent caused by its own gross negligence or willful misconduct, and the Investor agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the “Collateral Agent Indemnitees”) from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Collateral Agent Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Collateral Agent Indemnitee of the duties and obligations of Collateral Agent pursuant hereto or any of the Security Documents. The Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Holders, and such instructions shall be binding upon all holders of Notes; provided, however, that the Collateral Agent shall not be required to take any action which, in the reasonable opinion of the Collateral Agent, exposes the Collateral Agent to liability or which is contrary to this Agreement or any other Transaction Document or applicable law. The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it. Section 2.4. SUCCESSOR COLLATERAL AGENT. (a) The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the other Transaction Documents at any time by giving at least ten (10) Business Days’ prior written notice to the Company and each holder of Notes. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment pursuant to clauses (ii) and (iii) below or as otherwise provided below. If at any time the Collateral Agent (together with its affiliates) beneficially owns less than $100,000 in aggregate principal amount of Notes, the holders of a majority in aggregate principal amount of the Notes then outstanding may, by written consent, remove the Collateral Agent from all its functions and duties hereunder and under the other Transaction Documents. (b) Upon any such notice of resignation or removal, the Required Holders shall appoint a successor collateral agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor collateral agent, such successor collateral agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the collateral agent, and the Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Transaction Documents. After the Collateral Agent’s resignation or removal hereunder as the collateral agent, the provisions of Section 2.3 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement and the other Transaction Documents. (c) If a successor collateral agent shall not have been so appointed within ten (10) Business Days of receipt of a written notice of resignation or removal, the Collateral Agent shall then appoint a successor collateral agent who shall serve as the Collateral Agent until such time, if any, as the Required Holders appoint a successor collateral agent as provided above. (d) In the event that a successor Collateral Agent is appointed pursuant to the provisions of this Section 2.4 that is not an Investor or an affiliate of any Investor (or the Required Holders or the Collateral Agent (or its successor), as applicable, notify the Company that they or it wants to appoint such a successor Collateral Agent pursuant to the terms of this Section 2.4), the Company and each Subsidiary thereof covenants and agrees to promptly take all actions reasonably requested by the Required Holders or the Collateral Agent (or its successor), as applicable, from time to time, to secure a successor Collateral Agent satisfactory to the requesting part(y)(ies), in their sole discretion, including, without limitation, by paying all reasonable and customary fees and expenses of such successor Collateral Agent, by having the Company and each Subsidiary thereof agree to indemnify any successor Collateral Agent pursuant to reasonable and customary terms and by each of the Company and each Subsidiary thereof executing a collateral agency agreement or similar agreement and/or any amendment to the Security Documents reasonably requested or required by the successor Collateral Agent. Section 2.5. PERFECTION. To the extent required by the Security Documents, the Company shall deliver to the Collateral Agent (A) original certificates (if any) (I) representing the Subsidiaries’ shares of share capital to the extent such subsidiary is a corporation or otherwise has certificated equity and (II) representing all other equity interests and all promissory notes required to be pledged thereunder, in each case, accompanied by undated share powers and allonges executed in blank and other proper instruments of transfer and (B) appropriate financing statements on Form UCC-1 to be duly filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Document . Section 2.6. COVENANTS. In addition to any covenants set forth in Article 4 of the Indenture, the Company shall comply with the additional covenants set forth in Security Agreement and the Guaranty. Section 2.7. TRUSTEE MATTERS. (a) Duties. The Trustee has no obligation to undertake any of the duties of the Collateral Agent as set forth is this Third Supplemental Indenture. (b) Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and perform such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the Indenture and this Third Supplemental Indenture.

(c) Expense. Notwithstanding anything in the Indenture to the contrary, any actions taken by the Trustee in any capacity shall be at the Company’s reasonable expense. ARTICLE III MISCELLANEOUS PROVISIONS Section 3.1. PAYMENT OF EXPENSES. The Company shall pay all reasonable, documented out-of-pocket costs and expenses of the Trustee relating to the execution and delivery of this Third Supplemental Indenture, the Security Documents and the Guaranty, as applicable, and all compensation and expenses of the Trustee under the Indenture in accordance with the provisions of Section 7.07 of the Indenture. Section 3.2. TRUSTEE AND COLLATERAL AGENT NOT RESPONSIBLE FOR RECITALS. The recitals herein contained are made by the Company and not by the Trustee or the Collateral Agent, and the Trustee and the Collateral Agent assume no responsibility for the correctness thereof. The Trustee and the Collateral Agent make no representation as to the validity or sufficiency of this Third Supplemental Indenture. Section 3.3. ADOPTION, RATIFICATION AND CONFIRMATION. Except as expressly amended, supplemented and modified by this Third Supplemental Indenture, the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture are in all respects ratified and confirmed and the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture as so amended hereby shall be read, taken and construed as one and the same instrument. Section 3.4. CONFLICT WITH INDENTURE; TRUST INDENTURE ACT. Notwithstanding anything to the contrary in the Indenture, if any conflict arises between the terms and conditions of this Third Supplemental Indenture (including, without limitation, the terms and conditions of the Notes) and the Indenture, the terms and conditions of this Third Supplemental Indenture (including the Notes) shall control; provided, however, that if any provision of this Third Supplemental Indenture or the Notes limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required thereunder to be a part of and govern this Third Supplemental Indenture, the latter provisions shall control. If any provision of this Third Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provisions shall be deemed to apply to the Indenture as so modified or excluded, as the case may be. Section 3.5. AMENDMENTS; WAIVER. This Third Supplemental Indenture may be amended by the written consent of the Company and the Required Holders (as defined in the Notes); provided however, no amendment shall adversely impact the rights, duties, immunities or liabilities of the Trustee without its prior written consent. Notwithstanding anything in any other Transaction Document to the contrary, no amendment to any Transaction Document that adversely impact the rights, duties, immunities or liabilities of the Trustee hereunder, pursuant to the Indenture and/or the Notes, as applicable, shall be effective without the Trustee’s prior written consent. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

Section 3.6. SUCCESSORS. This Third Supplemental Indenture shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes. Section 3.7. SEVERABILITY; ENTIRE AGREEMENT. If any provision of this Third Supplemental Indenture shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Third Supplemental Indenture in that jurisdiction or the validity or enforceability of any provision of this Third Supplemental Indenture in any other jurisdiction. Section 3.8. The Indenture, this Third Supplemental Indenture, the Transaction Documents and the exhibits hereto and thereto set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written. Section 3.9. COUNTERPARTS. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Section 3.10. GOVERNING LAW. This Third Supplemental Indenture and the Indenture shall each be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Except as otherwise required by Section 22 of the Notes, the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The Borough of Manhattan, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of such Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 22 of the Notes. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS THIRD SUPPLEMENTAL INDENTURE OR ANY TRANSACTION CONTEMPLATED HEREBY. Section 3.11. U.S.A. PATRIOT ACT. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Supplemental Indenture agree that they shall provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act. [The remainder of the page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed on the date or dates indicated in the acknowledgments and as of the day and year first above written. FISKER INC. By:___________________________ Name: Title: FISKER GROUP INC. By:___________________________ Name: Title: FISKER GMBH By:___________________________ Name: Title:

[COLLATERAL AGENT] as Collateral Agent By:________________________ Name: Title:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee By:___________________________ Name: Patrick J. Healy Title: Senior Vice President

Schedule 2.1

Exhibit A Form of Pledge Agreement